UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008

YOUNG BROADCASTING INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25042	13-3339681
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

599 Lexington Avenue

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number:  (212) 754-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Young Broadcasting Inc. (the “Company”) today announced that on August 14, 2008, the Company received a notice of non-compliance from the Listing Qualifications Staff of The NASDAQ Stock Market (the “Staff”) stating that the Company had not regained compliance with the $1.00 per share minimum bid price requirement for shares traded on The Nasdaq Global Market set forth in Marketplace Rule 4450(a)(5).  As a result, the Company’s securities are subject to delisting.   This notice follows the Company’s previous announcement on February 22, 2008 that it had received notification from the Staff stating that the Company’s common stock had not maintained the required $1.00 minimum bid price over the prior 30 consecutive trading days, and, in accordance with Marketplace Rule 4450(e)(2), providing the Company with 180 calendar days, or until August 13, 2008, to regain compliance.

On August 20, 2008, the Company issued a press release announcing the receipt of this notice.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statement and Exhibits.

(d) Exhibits

99.1  Press Release, dated August 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 20, 2008	YOUNG BROADCASTING INC.

/s/ James A. Morgan
James A. Morgan
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, date August 20, 2008